Exhibit 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

BULLDOG TECHNOLOGIES INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. CS- _____	Shares

August 29, 2005

1.          Issuance. For value received, this Warrant is issued to ______________ [Holder], by Bulldog Technologies Inc., a Nevada corporation (hereinafter with its successors called the “Company”), pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement dated as of August 29, 2005.

2.          Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”) is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company ______________________ (________) fully paid and nonassessable shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), at a price per share of $1.25 (the “Purchase Price”). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons under whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. In addition to all other available remedies at law or in equity, if the Company fails to deliver certificates for the Warrant Shares within three (3) business days after this Warrant is exercised, then the Company shall pay to the holder in cash a penalty (the “Penalty”) equal to 2% of the number of Warrant Shares that the holder is entitled to multiplied by the Current Market Price (as hereinafter defined) for each day that the Company fails to deliver certificates for the Warrant Shares. For example, if the holder is entitled to 100,000 Warrant Shares and the Current Market Price is $2.00, then the Company shall pay to the holder $4,000 for each day that the Company fails to deliver certificates for the Warrant Shares. The

Penalty shall be paid to the holder by the third (3rd) day of the month following the month in which it has accrued.

3.             Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check; (ii) by the surrender by the Holder to the Company of any convertible promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender; or (iii) by any combination of the foregoing.

4.             Net Issue Election. If the Company has failed to have a registration statement with respect to the Warrant Shares declared and maintained effective for a period of two years as contemplated by Section 5 of the Convertible Note and Warrant Purchase Agreement, dated as of August 29, 2005, between the Company and the Holder, among others (the “Purchase Agreement”), then after August 29, 2006, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A – B)

A

where:	X = the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.
Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
A =	the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4.
B =	the Purchase Price per Share in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the average of the closing or last reported sale prices of the Common Stock as reported on the Over-the-Counter Bulletin Board over the 30-day period ending five business days prior to the Determination Date; provided, however, that if (i) the Common Stock is neither traded on the Over-the-Counter Bulletin Board nor on the Nasdaq National Market, the Nasdaq SmallCap Market or a national securities exchange, then Fair Market Value shall be the average of the closing or last reported sale prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date reflected in the over-the-counter market, as reported by Pinksheets, LLC or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date and (ii) if there is no public market for the Common Stock, then Fair Market Value shall be determined in good faith by the Company’s Board of Directors.

5.             Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.             Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

7.	Expiration Date; Early Termination.

(a)           Expiration Date. Except as otherwise set forth in this Section 7, this Warrant shall expire on the close of business on August 29, 2010 (the “Expiration Date”), and shall be void thereafter.

(b)           Early Termination. In the event of, at any time prior to the Expiration Date, any capital reorganization, or any reclassification of the capital stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation, or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder fifteen (15) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

8.             Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full into shares of Common Stock upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.	Exercise Price Adjustments.

(a)           Adjustment For Stock Splits And Combinations. If the Company shall at any time or from time to time after the date of original issuance of this Warrant (the “Date of Original Issue”) effect a subdivision or reverse stock split of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased, and, conversely, the Exercise Price in effect immediately before the reverse stock split shall be proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the reverse stock split or subdivision becomes effective.

(b)           Adjustment For Common Stock Dividends And Distributions. If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c)           Adjustments For Other Dividends And Distributions. If the Company at any time or from time to time after the Date of Original Issue issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in other property, in each such event provision shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Warrant been exercised for shares of Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the exercise date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the Holder or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d)           Adjustment For Reclassification, Exchange And Substitution. If at any time or from time to time after the Date of Original Issue, the Common Stock issuable upon the conversion of this Warrant is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 9), then in any such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Warrant could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(e)           Weighted Average Anti-Dilution. The Exercise Price shall be subject to adjustment from time to time as follows:

(i)            Definitions. For purposes of this Section 9(e), the following definitions apply:

(A)          “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below).

(B)          “Original Issue Date” shall mean the date on which this Warrant was first issued.

(C)          “Convertible Securities” shall mean any evidence of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

(D)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 9(e)(iii), deemed to be issued) by the Company after the Original Issue Date, other than:

(1)           Common Stock issued pursuant to a transaction described in Section 9(a), (b), (c) or (d) hereof,

(2)           shares of Common Stock or Options issuable or issued to employees, consultants or directors of the Company pursuant to a stock option plan, restricted stock plan, employment agreement or consulting agreement approved by the Board of Directors of the Company,

(3)           shares of Common Stock, or options or warrants to purchase shares of Common Stock, issued to vendors, suppliers, financial institutions or lessors in connection with commercial credit arrangements, commercial property transactions, equipment financings, leases or similar transactions approved by the Board of Directors of the Company,

(4)           shares of Common Stock or preferred stock issuable upon exercise of Options or Convertible Securities outstanding as of the date of this Warrant, or

(5)           shares of Common Stock, or options, warrants or other Convertible Securities to purchase shares of Common Stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company.

(ii)           No Adjustment of Exercise Price. Any provision herein to the contrary notwithstanding, no adjustment of the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.

(iii)          Deemed Issue of Additional Shares of Common Stock. In the event the Company should at any time or from time to time after the Original Issue Date issue any Options (excluding for all purposes of this subsection (iii) Options excluded from the definition of Additional Shares of Common Stock in Subsection 9(e)(i)(D)) or Convertible Securities (excluding for all purposes of this subsection (iii) Convertible Securities excluded from the definition of Additional Shares of Common Stock in Subsection 9(e)(i)(D)) then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities, the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)          no further adjustments in the Exercise Price or shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)          if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)          upon the expiration or termination of any unexercised Options, the Exercise Price, to the extent in any way affected by or computed using such Options, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) actually issued upon the exercise of such Option;

(D)          in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price and as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)          no readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Exercise Price, to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date, respectively.

In the event the Company, after the Original Issue Date amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 9(e)(iii) shall apply, provided that the provisions of this Subsection 9(e)(iii) shall not apply to the repricing of the outstanding Series A Common Stock Purchase Warrants issued in April 2004.

(iv)          Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time after the Original Issue Date shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 9(e)(iii)) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(v)           Determination of Consideration. For purposes of this Section 9, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)          In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B)          In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company irrespective of any accounting treatment.

(C)          The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 9(e)(iii) relating to Options and Convertible Securities, shall be the minimum aggregate amount of additional consideration (as set forth in instruments relating thereto) payable to the Company upon the exercise of such Options and the conversion or exchange of such Convertible Securities (as the case may be), including the amounts received by the Company as consideration for the issue of such Options or Convertible Securities.

(f)            Certificate Of Adjustment. In each case of an adjustment or readjustment of the Exercise Price for the number of shares of Common Stock or other securities issuable upon conversion of this Warrant, the Company, at its own expense, shall cause its Secretary or Treasurer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Exercise Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(g)           Notices Of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities), shall be entitled to exchange their shares of Common Stock (or other securities), for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

(h)           No Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment as provided herein.

10.           Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)           The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of the Holder’s rights or by general equity principals or public policy concerns.

(b)           The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

11.           Amendment and Waiver. Subject to the provisions of the Purchase Agreement, this Warrant may not be amended without the express written consent of both the Company and the Holder.

12.           Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)           the Holder is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Warrant;

(b)           the Holder is acquiring the Warrant in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Warrant or any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Warrant or the Shares; provided, however, it is acknowledged that the Shares are intended to be registered with the Securities and Exchange Commission for sale to the public pursuant to Section 5 of the Purchase Agreement; and

(c)           the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant or any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

13.	Notices, Transfers, Etc.

(a)           Notices. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)           Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)           Lost Warrants. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

14.           Transfer to Comply with the Securities Act of 1933. This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act and applicable blue sky laws, shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

BULLDOG TECHNOLOGIES INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.”

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 14 shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

15.           Rights of Holder. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

16.           No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

17.           Governing Law. This Warrant will be governed by and construed under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Any action with respect to this Warrant or the transactions contemplated hereby shall be exclusively brought in the state and/or federal courts in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such action in any such court or that such action in such court was brought in an inconvenient forum and agrees not to plead or claim the same.

18.           Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

19.           Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in

New York, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

20.           Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.

BULLDOG TECHNOLOGIES INC.

By:
Name: John Cockburn
Title:	Chief Executive Officer

BULLDOG TECHNOLOGIES INC.

NOTICE OF EXERCISE

(1)	The undersigned hereby:
[ ]

elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

[ ]

elects to exercise its net issuance rights pursuant to Section 4 of the attached Warrant with respect to _________ shares of Common Stock, and shall tender payment of all applicable transfer taxes, if any.

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________________________________

(Name)

________________________________________________

________________________________________________

________________________________________________

(Address)

(3)

The undersigned represents that it is an accredited investor as such term is defined in Regulation D of the Securities Act of 1933, as amended, the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

Date	(Signature)

(Print name)

BULLDOG TECHNOLOGIES INC.

NOTICE OF ASSIGNMENT OF WARRANT

For value received _______________________________________ hereby sells, assigns and transfers unto _______________________________________________________________

[Please print or type the name and address of Assignee]

______________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ____________________

_______________ its attorney to transfer the within Warrant on the books of the within named

Company with full power of substitution on the premises.

DATED:

IN THE PRESENCE OF: